                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                            FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                  Date of report: April 23, 1997



                       US Airways Group, Inc.
                (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of Incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                      US Airways Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 872-5306
                 (Registrant's telephone number)



                         US Airways, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 872-7000
                 (Registrant's telephone number)

 Item 5. Other Events

     On April 23, 1997, US Airways Group, Inc. ("US Airways Group" or the "Company") and US Airways, Inc. ("US Airways") issued a news release disclosing the results of operations for both companies for the three months ended March 31, 1997, and select operating and financial statistics for US Airways for the same period (see Exhibit 99 to this report).

     Lawrence M. Nagin, Executive Vice President of Corporate Affairs and General Counsel for both US Airways Group and US Airways, John W. Harper, Senior Vice President of Finance and Chief Financial Officer for both companies and Robert L. Fornaro, Senior Vice President of Planning for US Airways, spoke with industry analysts on a conference call following the news release.

     Mr. Harper briefly discussed US Airways' quarter-over-quarter decrease in unit operating cost (operating expenses per available seat mile) noting that due primarily to relatively favorable weather in the Eastern U.S. during the first quarter of 1997, US Airways' scheduled completion factor was significantly better during the first quarter of 1997 than during the first quarter of 1996. Mr. Harper added that US Airways' unit operating cost is expected to decrease approximately 4% during the second quarter of 1997 and approximately 3.5% for full-year 1997 versus the comparable periods in 1996. Mr. Harper also added that the estimates were dependent on several factors, most notably future fuel costs.

     Mr. Fornaro advised the analysts that US Airways' capacity (as measured by available seat miles) is expected to increase approximately 5% for second quarter 1997 versus second quarter 1996, but that yield would be down approximately 3% - 4% for the same comparative period. Mr. Fornaro noted that the expected capacity increase is due primarily to continued improvements in aircraft utilization and the full year impact of the transatlantic service initiated during the second quarter of 1996. Mr. Fornaro added that the anticipated decrease in yield would result from the effects of the Federal transportation excise tax -- which was not present during the second quarter of 1996 -- and the fact that US Airways' average passenger journey continues to increase resulting in an "averaging-down" of the yield.

     Certain of the information discussed on the conference call, including certain of the information set forth above, should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Among the specific factors that could cause actual results to differ materially from those set forth in the forward-looking information are the following: labor costs, aviation fuel costs, competitive pressures on pricing particularly from low cost

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carriers, weather conditions, consumer perception of the Company's product, demand for air transportation in the markets in which the Company operates and the risks listed from time to time in the Company's Securities and Exchange Commission reports. Other factors and assumptions not identified above were also involved in the preparation of this forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.


Item 7.   Financial Statements and Exhibits


(c)  Exhibits


Designation                      Description
-----------                      -----------

    99 News release dated April 23, 1997 of US Airways Group, Inc. and US Airways, Inc., with consolidated statements of operations for both companies for the three months ended March 31, 1997, and select oper-ating and financial statistics for US Airways, Inc.

                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                              US Airways Group, Inc.


Date: April 28, 1997        By: /s/ James A. Hultquist
                              ---------------------------------
                              James A. Hultquist
                              Controller
                              (Chief Accounting Officer)



                              US Airways, Inc.


Date: April 28, 1997        By: /s/ James A. Hultquist
                              ---------------------------------
                              James A. Hultquist
                              Controller
                              (Chief Accounting Officer)

Exhibit 99


US AIRWAYS 1ST QUARTER PROFIT A RECORD $152.7 MILLION

ARLINGTON, Va., April 23 -- US Airways Group, Inc. today reported a record $152.7 million profit for the first quarter of 1997 on revenues of $2.1 billion. This compares to a loss of $32.3 million on revenues of $1.9 billion in the first quarter of 1996, an improvement of $185 million on a year-over-year basis.

On a per-share basis, after allowing for a $20.9 million preferred dividend requirement, the net profit applicable to common shareholders was $131.8 million, or $2 per share ($1.45 on a fully diluted basis). This compares to a loss in 1996 of $54.6 million or $0.86 per share ($0.86 on a fully diluted basis).

"These outstanding results are a tribute to the superior efforts of US Airways' employees. While we benefited from very favorable economic and weather conditions, there is no question but that the records set in this quarter simply would not have been possible without the commitment of our 42,000 employees to build US Airways into the carrier of choice," said Chairman Stephen Wolf.

"As positive as our first quarter results are, the company nevertheless continues to experience significant losses in key markets as a result of an uncompetitive cost structure and the escalating incursion of low-cost carriers," Wolf said.

US Airways' board of directors added that while the company has made "significant strides in the airline's operations over the past 15 months, discussions to put in place a competitive cost structure have now gone on for many years without progress. The lack of progress in reducing US Airways' costs to competitive levels leaves us no choice but to conclude that the company must promptly implement the appropriate steps to address the issue."



                             - more -






                   (continued on following page)





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Page Two
April 23, 1997
US Airways Quarter Profit


In meetings with employees throughout the US Airways system over the past two weeks, Wolf and President Rakesh Gangwal have outlined two clear paths facing the company. The preferred path, based on achieving a competitive cost structure, leads to US Airways' growth into a major international competitor. The other path leads to the company becoming a smaller, regional carrier with a continued focus on quality.

For the first quarter of 1997, the operating profit was $175.6 million as compared to $10.8 million in the first quarter of 1996. Operating expenses were up 3.7 percent at $1.9 billion as compared to 1996. The operating revenues and profit, net profit and the passenger load factor of 68.4 percent all were records for the company for any first quarter in its history.

On the operational side, US Airways remained at the top of the industry in on-time arrivals even though the number of passengers, revenue passenger miles and available seat miles all were up sharply.

The 13.9 million passengers carried by US Airways, Inc. in the quarter were an increase of 7.2 percent over the first quarter of 1996. Revenue passenger miles (in scheduled service) were up 13.7 percent for the quarter while available seat miles were up 7.3 percent, in part reflecting the sharply improved weather conditions that allowed more flight completions. The passenger load factor of 68.4 percent was up by 3.8 percentage points over 1996, while the break-even load factor declined 3.1 percentage points to 64.0 percent. Cost of aviation fuel, including fuel taxes, was 75.44 cents per gallon, an increase of 16.1 percent over 1996.

Yields for the quarter for US Airways, Inc. averaged 17.71 cents, a decrease of 0.6 percent. Revenue per available seat mile was
13.38 cents, up 5.0 percent, while cost per available seat mile was 12.35 cents, down 3.6 percent.








                   (continued on following page)

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                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS
                          (unaudited)
            (in thousands, except per share amounts)

                                  Three Months Ended March 31,
                                1997        1996(Note)    %Change
                              ---------     ---------     -------
Operating Revenues
 Passenger transportation    $1,896,855    $1,677,541       13.1
 Cargo and freight               44,331        38,177       16.1
 Other                          159,892       152,704        4.7
                              ---------     ---------
  Total Operating Revenues    2,101,078     1,868,422       12.5

Operating Expenses
 Personnel costs                756,691       750,206        0.9
 Aviation fuel                  225,029       182,016       23.6
 Commissions                    144,591       132,305        9.3
 Aircraft rent                  120,933       113,191        6.8
 Other rent and landing fees    100,343       100,350         --
 Aircraft maintenance            96,881        99,973       (3.1)
 Depreciation and amortization   77,011        81,526       (5.5)
 Other, net                     403,971       398,063        1.5
                              ---------     ---------
  Total Operating Expenses    1,925,450     1,857,630        3.7
                              ---------     ---------
  Operating Income              175,628        10,792         --

Other Income (Expense)
 Interest income                 23,842        13,519       76.4
 Interest expense               (64,508)      (67,793)      (4.8)
 Interest capitalized             2,775         1,449       91.5
 Equity in earnings of
  affiliates                     13,418        11,262       19.1
 Other, net                      14,219          (476)        --
                              ---------     ---------
  Other Income (Expense), Net   (10,254)      (42,039)     (75.6)
                              ---------     ---------
Income (Loss) Before Taxes      165,374       (31,247)        --

 Provision for Income Taxes      12,716         1,046         --
                              ---------     ---------
Net Income (Loss)               152,658       (32,293)        --

 Preferred Dividend Requirement (20,864)      (22,274)      (6.3)
                              ---------     ---------
Net Income (Loss) Applicable to
 Common Stockholders         $  131,794    $  (54,567)        --
                              =========     =========
Income (Loss) per Common Share
 Primary                     $     2.00    $    (0.86)        --
 Fully-diluted               $     1.45    $    (0.86)        --

Shares Used for Computation (000)
 Primary                         65,777        63,618
 Fully-diluted                  105,211        63,618

Note: Certain 1996 amounts have been reclassified to conform with 1997 classifications.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS
                         (unaudited)
                   (dollars in thousands)

                                  Three Months Ended March 31,
                                1997        1996(Note)    %Change
                              ---------     ---------     -------
Operating Revenues
 Passenger transportation    $1,753,314    $1,551,579       13.0
 Cargo and freight               43,301        37,308       16.1
 US Airways Express
  transportation revenues       144,571            --         --
 Other                          149,167       150,728       (1.0)
                              ---------     ---------
  Total Operating Revenues    2,090,353     1,739,615       20.2

Operating Expenses
 Personnel costs                715,979       713,751        0.3
 Aviation fuel                  212,939       172,760       23.3
 Commissions                    135,701       123,535        9.8
 Aircraft rent                  106,207       102,415        3.7
 Other rent and landing fees     95,582        96,357       (0.8)
 Aircraft maintenance            81,362        86,539       (6.0)
 Depreciation and amortization   73,172        77,738       (5.9)
 US Airways Express capacity
  purchases                     120,923            --         --
 Other, net                     374,351       375,430       (0.3)
                              ---------     ---------
  Total Operating Expenses    1,916,216     1,748,525        9.6
                              ---------     ---------
  Operating Income (Loss)       174,137        (8,910)        --

Other Income (Expense)
 Interest income                 23,759        13,410       77.2
 Interest expense               (67,250)      (71,447)      (5.9)
 Interest capitalized             2,775         1,449       91.5
 Equity in earnings of
  affiliates                     13,418        11,262       19.1
 Other, net                      14,047          (402)        --
                              ---------     ---------
  Other Income (Expense), Net   (13,251)      (45,728)     (71.0)
                              ---------     ---------
Income (Loss) Before Taxes      160,886       (54,638)        --

 Provision for Income Taxes      17,257           292         --

                              ---------     ---------
Net Income (Loss)            $  143,629    $  (54,930)        --
                              =========     =========

Note: Certain 1996 amounts have been reclassified to conform with 1997 classifications.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
      AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)
                         (unaudited)

                                   Three Months Ended March 31,
                                    1997       1996     %Change
                                  --------   --------   -------
Revenue Passengers (Thousands)*    13,867     12,938      7.2
Total Revenue Passenger Miles
 (Millions)                         9,948      8,788     13.2
Revenue Passenger Miles
 (Millions)*                        9,900      8,709     13.7
Total Available Seat Miles
 (Millions)                        14,539     13,583      7.0
Available Seat Miles(Millions)*    14,481     13,493      7.3
Passenger Load Factor*               68.4%      64.6%     3.8 pts
Break Even Load Factor (Note 2)      64.0%      67.1%    (3.1)pts
Yield*                              17.71c     17.81c    (0.6)
Passenger Revenue per Available
 Seat Mile*                         12.11c     11.50c     5.3
Revenue per Available Seat Mile
 (Note 2)                           13.38c     12.74c     5.0
Cost per Available Seat Mile
 (Note 2)                           12.35c     12.81c    (3.6)
Average Passenger Journey (Miles)*    714        673      6.1
Average Stage Length (Miles)*         587        573      2.4
Revenue Aircraft Miles (Millions)*    108        102      5.9
Cost of Aviation Fuel per Gallon
 (Note 3)                           75.44c     64.99c    16.1
Cost of Aviation Fuel per Gallon
 (Excluding fuel taxes)             69.04c     58.61c    17.8
Gallons of Aviation Fuel Consumed
 (Millions)                           282        266      6.0

* Denotes scheduled service only (excludes charter service) c cents

Note 1. All operating statistics exclude flights operated by US
Airways, Inc. ("US Airways") under a wet lease arrangement with British Airways Plc ("wet lease"). The wet lease arrangement expired May 31, 1996.

Note 2. Financial statistics exclude revenues and expenses generated by the US Airways Express capacity purchase program and the wet lease arrangement. Wet lease amounts of $8.8 million have been excluded from the first quarter results for 1996 from both

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Other operating revenues and Other operating expenses for
purposes of financial statistic calculation (revenues and expenses generated by the wet lease arrangement net to zero).

Note 3. 1996 results have been restated to include the effects of fuel taxes which were reclassified from Other operating expenses.